NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2024

OVERALL RESULTS

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Pretax income	$113.3	$196.9		$512.1	$446.1
Pretax investment gains (losses)	(140.5)	(30.4)		26.6	(4.2)
Pretax income excluding investment gains (losses)	$253.8	$227.3	11.6%	$485.4	$450.3	7.8%

Net income	$91.8	$155.5		$408.6	$355.4
Net of tax investment gains (losses)	(110.6)	(24.0)		21.4	(3.3)
Net income excluding investment gains (losses)	$202.4	$179.6	12.7%	$387.2	$358.8	7.9%

Combined ratio	93.5%	92.6%		93.8%	92.6%

PER DILUTED SHARE

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net income	$0.35	$0.54		$1.51	$1.22
Net of tax investment gains (losses)	(0.41)	(0.08)		0.08	(0.01)
Net income excluding investment gains (losses)	$0.76	$0.62	22.6%	$1.43	$1.23	16.3%

SHAREHOLDERS' EQUITY (BOOK VALUE)

				June 30,	Dec. 31,
				2024	2023	% Change
Total				$6,026.6	$6,410.7	(6.0)%
Per Common Share				$23.59	$23.31	1.2%
________

All amounts in this report are stated in millions except where noted, common stock data, and percentages.

CHICAGO – July 25, 2024 – Old Republic International Corporation (NYSE: ORI) today reported pretax income, excluding investment gains (losses) (pretax operating income), of $253.8 for the quarter and $485.4 for the first six months. General Insurance pretax operating income rose 9.9% for the quarter and 12.0% for the first six months. Title Insurance pretax operating income increased 32.5% for the quarter, partially offsetting the first quarter decline.

Summary of results for the quarter:

•Net operating income per diluted share of $0.76, up 22.6% over last year.
•Consolidated net premiums and fees earned increased 9.0%, from growth in both the General and Title Insurance segments.
•Net investment income increased 20.1%, driven by higher investment yields.
•Consolidated combined ratio of 93.5%, up 0.9 points over last year, reflecting more normalized levels of favorable loss reserve development.
•Favorable loss reserve development of 2.2 points, compared to 4.6 points last year.
•Total capital returned to shareholders during the quarter of $479, including repurchases of $410.
•Book value per share of $23.59, up 3.5% since year-end 2023, inclusive of dividends.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the insurance underwriting subsidiaries' obligations. Therefore, the evaluation of periodic and long-term results excludes consideration of all investment gains (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income, inclusive of investment gains (losses), is the measure of total profitability.

In management's opinion, the focus on income excluding investment gains (losses), also described herein as segment pretax operating income, provides a better way to analyze, evaluate, and establish accountability for the results of the insurance operations. The inclusion of realized investment gains (losses) in net income can mask trends in operating results, because such realizations are often highly discretionary. Similarly, the inclusion of unrealized investment gains (losses) in equity securities can further distort such operating results with significant period-to-period fluctuations.

FINANCIAL HIGHLIGHTS
	Quarters Ended June 30,			Six Months Ended June 30,
SUMMARY INCOME STATEMENTS:	2024	2023	% Change	2024	2023	% Change
Revenues:
Net premiums and fees earned	$1,797.4	$1,648.7	9.0%	$3,440.1	$3,203.9	7.4%
Net investment income	167.4	139.4	20.1	331.6	277.2	19.6
Other income	47.3	40.6	16.5	89.2	80.1	11.4
Total operating revenues	2,012.2	1,828.8	10.0	3,861.0	3,561.3	8.4
Investment gains (losses):
Realized from actual transactions and impairments	(54.1)	2.1		126.2	30.3
Unrealized from changes in fair value of equity securities	(86.3)	(32.6)		(99.6)	(34.6)
Total investment gains (losses)	(140.5)	(30.4)		26.6	(4.2)
Total revenues	1,871.7	1,798.3		3,887.6	3,557.0
Operating expenses:
Loss and loss adjustment expenses	741.5	617.8	20.0	1,439.0	1,221.7	17.8
Sales and general expenses	994.5	962.9	3.3	1,897.8	1,851.5	2.5
Interest and other expenses	22.2	20.7	7.5	38.7	37.6	2.9
Total operating expenses	1,758.3	1,601.4	9.8%	3,375.5	3,110.9	8.5%
Pretax income	113.3	196.9		512.1	446.1
Income taxes	21.4	41.3		103.4	90.6
Net income	$91.8	$155.5		$408.6	$355.4

COMMON STOCK STATISTICS:
Components of net income per share:
Basic net income excluding investment gains (losses)	$0.77	$0.63	22.2%	$1.45	$1.24	16.9%
Net investment gains (losses):
Realized investment gains (losses)	(0.16)	0.01		0.38	0.08
Unrealized from changes in fair value of equity securities	(0.26)	(0.09)		(0.30)	(0.09)
Basic net income	$0.35	$0.55		$1.53	$1.23

Diluted net income excluding investment gains (losses)	$0.76	$0.62	22.6%	$1.43	$1.23	16.3%
Net investment gains (losses):
Realized investment gains (losses)	(0.16)	0.01		0.37	0.08
Unrealized from changes in fair value of equity securities	(0.25)	(0.09)		(0.29)	(0.09)
Diluted net income	$0.35	$0.54		$1.51	$1.22

Cash dividends on common stock	$0.265	$0.245		$0.530	$0.490

Old Republic International Corporation

The information presented in the following table highlights the most meaningful indicators of Old Republic's segmented and consolidated financial performance. The information underscores the performance of the Company's insurance underwriting subsidiaries, as well as the sound investment of their capital and underwriting cash flows.

The results of the Republic Financial Indemnity Group (RFIG) Run-off business, previously a reportable segment, are deemed immaterial, and are included within Corporate & Other through the date of its sale of May 31, 2024. Prior period amounts have been reclassified to reflect this change in reportable segments.

Sources of Consolidated Income
	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net premiums and fees earned:
General Insurance	$1,129.6	$992.8	13.8%	$2,221.3	$1,958.0	13.4%
Title Insurance	663.4	649.6	2.1	1,208.8	1,232.9	(2.0)
Corporate & Other	4.3	6.2	(30.0)	9.9	13.0	(23.9)
Consolidated	$1,797.4	$1,648.7	9.0%	$3,440.1	$3,203.9	7.4%

Underwriting and related services income (loss):
General Insurance	$85.1	$97.0	(12.3)%	$190.9	$200.9	(5.0)%
Title Insurance	30.2	20.0	50.8	16.7	23.7	(29.6)
Corporate & Other	(6.6)	(8.4)	21.2	(15.1)	(13.9)	(8.3)
Consolidated	$108.6	$108.6	—%	$192.5	$210.7	(8.7)%

Consolidated combined ratio:
Loss ratio:
Current year	43.5%	42.1%		44.1%	42.6%
Prior years	(2.2)	(4.6)		(2.3)	(4.5)
Total	41.3	37.5		41.8	38.1
Expense ratio	52.2	55.1		52.0	54.5
Combined ratio	93.5%	92.6%		93.8%	92.6%

Net investment income:
General Insurance	$132.9	$111.4	19.3%	$264.0	$220.1	19.9%
Title Insurance	15.5	14.1	9.2	31.2	27.9	11.7
Corporate & Other	19.0	13.8	37.9	36.4	29.1	25.1
Consolidated	$167.4	$139.4	20.1%	$331.6	$277.2	19.6%

Interest and other expenses (income):
General Insurance	$15.4	$24.2		$31.9	$43.6
Title Insurance	(0.3)	(0.5)		(0.4)	(0.4)
Corporate & Other (a)	7.0	(3.0)		7.2	(5.5)
Consolidated	$22.2	$20.7	7.5%	$38.7	$37.6	2.9%

Pretax income excluding investment gains (losses):
General Insurance	$202.5	$184.2	9.9%	$422.9	$377.5	12.0%
Title Insurance	46.0	34.7	32.5	48.4	52.1	(7.2)
Corporate & Other	5.2	8.3	(37.0)	14.0	20.6	(32.0)
Consolidated	253.8	227.3	11.6%	485.4	450.3	7.8%
Income taxes	51.3	47.7		98.2	91.5
Net income excluding investment
gains (losses)	202.4	179.6	12.7%	387.2	358.8	7.9%
Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	(54.1)	2.1		126.2	30.3
Unrealized from changes in
fair value of equity securities	(86.3)	(32.6)		(99.6)	(34.6)
Total	(140.5)	(30.4)		26.6	(4.2)
Income taxes (credits)	(29.9)	(6.4)		5.2	(0.8)
Net of tax investment gains (losses)	(110.6)	(24.0)		21.4	(3.3)
Net income	$91.8	$155.5		$408.6	$355.4

(a) Includes consolidation/elimination entries.

Old Republic International Corporation

General Insurance Segment Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net premiums written	$1,247.2	$1,081.0	15.4%	$2,404.4	$2,095.1	14.8%
Net premiums earned	1,129.6	992.8	13.8	2,221.3	1,958.0	13.4
Net investment income	132.9	111.4	19.3	264.0	220.1	19.9
Other income	47.0	40.4	16.4	88.8	79.7	11.4
Operating revenues	1,309.6	1,144.7	14.4	2,574.1	2,257.9	14.0
Loss and loss adjustment expenses	726.5	604.5	20.2	1,410.8	1,196.9	17.9
Sales and general expenses	364.9	331.6	10.0	708.3	639.8	10.7
Interest and other expenses	15.4	24.2	(36.1)	31.9	43.6	(26.7)
Operating expenses	1,107.0	960.4	15.3	2,151.2	1,880.4	14.4
Segment pretax operating income	$202.5	$184.2	9.9%	$422.9	$377.5	12.0%

Loss ratio:
Current year	66.8%	66.9%		66.0%	66.9%
Prior years	(2.5)	(6.0)		(2.5)	(5.8)
Total	64.3	60.9		63.5	61.1
Expense ratio	28.1	29.3		27.9	28.6
Combined ratio	92.4%	90.2%		91.4%	89.7%

General Insurance net premiums earned increased 13.8% for the quarter, and 13.4% for the first six months, driven by a combination of premium rate increases, high renewal retention ratios, and new business production, including contributions from recently established insurance underwriting subsidiaries. Premium growth occurred across most lines of coverage, but was most pronounced within commercial auto, property, and general liability. There were notable declines in public D&O (included within financial indemnity) and home warranty, largely reflecting market conditions. While commercial auto, general liability, and property continued to achieve strong rate increases, rate declines continued in public D&O and workers' compensation.

The net investment income increase of nearly 20% for both periods was largely due to higher investment yields earned.

The loss ratios for General Insurance were within expectations in all periods presented. The changes from the prior periods reflect expected lower levels of favorable prior year loss reserve development. A significant amount of favorable development came from workers' compensation, partially offset by a much lower amount of unfavorable development within general liability, as reflected in each line's loss ratios. The expense ratios benefited from scale, partially offset by investments in new businesses and information technology, in addition to shifts in the line of coverage mix compared to last year.

Together, these factors produced highly profitable combined ratios and strong pretax operating income for the quarter. For General Insurance, we target combined ratios between 90% and 95% over a full underwriting cycle, recognizing that quarterly and annual ratios and trends may deviate from this range, particularly given the long claim payment patterns associated with the business.

Old Republic International Corporation

Title Insurance Segment Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net premiums and fees earned	$663.4	$649.6	2.1%	$1,208.8	$1,232.9	(2.0)%
Net investment income	15.5	14.1	9.2	31.2	27.9	11.7
Other income	0.3	0.2	N/M	0.4	0.3	N/M
Operating revenues	679.2	664.0	2.3	1,240.5	1,261.2	(1.6)
Loss and loss adjustment expenses	15.3	16.2	(5.9)	27.4	31.6	(13.3)
Sales and general expenses	618.2	613.5	0.8	1,165.1	1,177.8	(1.1)
Interest and other expenses (income)	(0.3)	(0.5)	N/M	(0.4)	(0.4)	N/M
Operating expenses	633.2	629.3	0.6	1,192.1	1,209.0	(1.4)
Segment pretax operating income	$46.0	$34.7	32.5%	$48.4	$52.1	(7.2)%

Loss ratio:
Current year	3.5%	3.8%		3.5%	3.8%
Prior years	(1.2)	(1.3)		(1.2)	(1.2)
Total	2.3	2.5		2.3	2.6
Expense ratio	93.1	94.4		96.3	95.5
Combined ratio	95.4%	96.9%		98.6%	98.1%

Title Insurance net premiums and fees earned increased by 2.1% for the quarter and decreased by 2.0% for the first six months. Directly produced revenues grew in both 2024 periods, whereas agency produced revenues, which are reported on a lag relative to direct revenues, increased slightly for the quarter and declined for the first six months. Commercial premiums increased commensurately in the quarter and represent approximately 21% of net premiums earned in both quarterly periods.

Net investment income increased, reflecting higher investment yields earned, partially offset by a lower invested asset base.

The loss ratios for Title Insurance reflect consistent levels of favorable prior year loss reserve development and an improvement in the current year loss ratio driven by favorable claim trends.

Sales and general expenses for the first six month of 2023 were impacted by the recovery of a $17.2 state sales tax assessment, which reduced the corresponding expense ratio by 1.4 points. Excluding the impact of the state sales tax assessment, the expense ratios for both 2024 periods improved as a result of expense management.

Together, these factors produced higher pretax operating income for the quarter and lower pretax operating income for the first six months.

Old Republic International Corporation

Corporate & Other Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$4.3	$6.2	(30.0)%	$9.9	$13.0	(23.9)%
Net investment income	19.0	13.8	37.9	36.4	29.1	25.1
Operating revenues	23.3	20.0	16.7	46.2	42.1	9.7
Benefits, loss and loss adjustment expenses	(0.3)	(2.9)	89.7	0.6	(6.8)	110.1
Insurance expenses	2.5	3.7	(33.3)	5.7	8.5	(32.3)
Corporate, interest, and other expenses - net	15.8	10.8	46.2	25.7	19.7	30.2
Operating expenses	18.1	11.6	55.1	32.2	21.4	49.9
Corporate & Other pretax operating income	$5.2	$8.3	(37.0)%	$14.0	$20.6	(32.0)%

Corporate & Other includes a small life and accident insurance business, the RFIG Run-off business through the date of sale of May 31, 2024, the parent holding company, and several internal corporate services subsidiaries. Corporate & Other tends to produce highly variable results stemming from volatility inherent in the lack of scale. Net investment income increased in both periods due primarily to higher investment yields earned. The invested asset base was higher in the quarter, due to the issuance of $400 of senior notes on March 31, 2024. Corporate expenses also reflect an increase in interest costs associated with the new senior notes.

Summary Consolidated Balance Sheet

	June 30,	December 31,
	2024	2023
Assets:
Cash and fixed income securities	$13,695.4	$13,375.4
Equity securities	2,462.6	2,660.8
Other	162.6	151.3
Total investments, cash, and accrued investment income	16,320.7	16,187.6
Accounts and notes receivable	2,626.0	2,201.4
Federal income tax assets	35.4	21.8
Reinsurance recoverable	6,584.8	5,951.4
Deferred policy acquisition costs	456.5	417.8
Other assets	1,501.5	1,721.2
Total assets	$27,525.2	$26,501.4

Liabilities and Shareholders' Equity:
Loss and loss adjustment expense reserves	$12,957.6	$12,538.2
Other policy liabilities	3,710.6	3,193.1
Federal income tax liabilities	88.3	105.6
Reinsurance balances and funds held	1,670.0	1,380.9
Debt	1,987.9	1,591.2
Other liabilities	1,083.9	1,281.4
Total liabilities	21,498.6	20,090.7
Shareholders' equity	6,026.6	6,410.7
Total liabilities and shareholders' equity	$27,525.2	$26,501.4

Composition of shareholders' equity per share:
Equity before items below	$21.14	$20.51
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.45	2.80
Total	$23.59	$23.31

Old Republic International Corporation

Investments

As of June 30, 2024, the consolidated investment portfolio reflected an allocation of approximately 85% to fixed income securities (bonds and notes) and short-term investments, and 15% to equity securities (common stock). The investment management process remains focused on retaining quality investments that produce consistent streams of investment income, while monitoring concentration limits among the insurance underwriting subsidiaries. The realized investment gains recognized during the first six months of 2024 are reflective of these initiatives, with realized losses occurring in the second quarter driven by both tax planning and interest rate environment considerations. The fixed income portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities of the fixed income securities are matched to the expected liabilities for claim payment obligations to policyholders and their beneficiaries. The equity portfolio consists of high-quality common stocks of U.S. companies with long-term records of reasonable earnings growth and steadily increasing dividends.

Old Republic’s investment portfolio is focused on ensuring solid funding of the insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital base. For these reasons, the investment portfolio has extremely limited exposure to high risk or illiquid asset classes such as limited partnerships, derivatives, hedge funds or private equity investments. In addition, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments with unfunded counter-party risk attributes. Old Republic performs regular stress tests of the investment portfolio to gain reasonable assurance that periodic downdrafts in market prices do not undermine the Company's financial strength.

Shareholders' Equity Per Share

Changes in shareholders' equity per share are reflected in the following table. As shown, these changes resulted mostly from net operating income, realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Quarter			Year
	Ended			Ended
	June 30,	Six Months Ended June 30,		Dec. 31,
	2024	2024	2023	2023
Beginning balance	$23.83	$23.31	$21.07	$21.07
Changes in shareholders' equity:
Net income excluding net investment gains (losses)	0.77	1.45	1.24	2.65
Net of tax realized investment gains (losses)	(0.16)	0.38	0.08	(0.19)
Net of tax unrealized investment gains (losses):
Fixed income securities	0.04	(0.22)	0.15	1.31
Equity securities	(0.26)	(0.30)	(0.09)	(0.34)
Total net of tax realized and unrealized
investment gains (losses)	(0.38)	(0.14)	0.14	0.78
Cash dividends	(0.265)	(0.530)	(0.490)	(0.980)
Other - net	(0.36)	(0.50)	(0.18)	(0.21)
Net change	(0.24)	0.28	0.71	2.24
Ending balance	$23.59	$23.59	$21.78	$23.31
Percentage change for the period	(1.0)%	1.2%	3.4%	10.6%
Percentage change for the period, inclusive of cash dividends	0.1%	3.5%	5.7%	15.3%

Total capital returned to shareholders during the quarter was $479, comprised of $69 in dividends, and $410 in share repurchases. For the first six months, total capital returned was $743, comprised of $141 in dividends, and $602 in share repurchases.

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. We also can't know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support our insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries.

The Company is managed for the long run and with little regard to quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to be reflected in financial statements, and for reserved loss costs to be quantified with greater certainty.

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its second quarter 2024 performance and to review major operating trends and business developments. The call can be accessed live on Old Republic's website at www.oldrepublic.com or by dialing 1-888-510-2411, passcode 4060501. Interested parties may also listen to a replay of the call through August 1, 2024 by dialing 1-800-770-2030, passcode 4060501, or by accessing it on Old Republic International's website.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include words such as "expect," "predict," "estimate," "will," "should," "anticipate," "believe," and similar expressions. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, claims development and the impact on loss reserves, adequacy and availability of reinsurance, uncertainties in underwriting and pricing risks, and unanticipated external events. Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, and employment trends. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations. In addition, results could be particularly affected by technology and security breaches or failures, including cybersecurity incidents.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2023 Form 10-K, and the various risks, uncertainties, and other factors that are included from time to time in other Securities and Exchange Commission filings.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100